AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 30, 2003


                                                     REGISTRATION NO. 333-103743
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM F-4/A9
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  GENTERRA INC.
                 (a company to be formed by the amalgamation of
                                 MIRTRONICS INC.
                                       and
                        GENTERRA INVESTMENT CORPORATION)

             (Exact name of Registrant as specified in its charter)


                                     ONTARIO
      (State or other jurisdiction of incorporation or organization)

                                      3312
            (Primary Standard Industrial Classification Code Number)

                                       N/A
                         (I.R.S. Employer Identification No. )

                                 106 AVENUE ROAD
                                TORONTO, ONTARIO
                                 M5R 2H3 CANADA
                                 (416) 920-0500
                         (Address, including zip code,
                   and telephone number, including area code, of
                        registrant's principal executive
                                    offices)

                          Dolgenos Newman & Cronin LLP
                           96 Spring Street, 8th Floor
                               New York, NY 10012
                                 (212) 925-2800
                  ---------------------------------------------
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

          IRWIN SINGER                             DENNIS P. MCCONNELL, ESQ.
          BARRISTER & SOLICITOR                    DOLGENOS NEWMAN & CRONIN LLP
          24 HAZELTON AVENUE                       96 SPRING STREET
          TORONTO, ONTARIO M5R-2E2                 NEW YORK, NEW YORK 10012



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the conditions to the consummation of the amalgamation described herein have been satisfied or waived.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Under Section 136 of the BUSINESS CORPORATION ACT (ONTARIO), a director or officer of a corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives:

     1. may be indemnified by the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate.

     2. may be indemnified by the corporation, with the approval of a court, against all costs, charges and expenses reasonably incurred by the person in connection with an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate; and

     3. is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits of his defense of the action or proceeding;

     PROVIDED, in all cases, such person fulfills the conditions that (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 21. Exhibits and Financial Statement Schedules.

     A list of  Exhibits  required  to be  filed  as  part of this  Registration
Statement on Form F-4 is listed in the attached Index to Exhibits and is incorporated herein by reference.


Item 22. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Articles of Incorporation of the Registrant or the laws of Ontario, Canada or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 The undersigned registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (S230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

(5) To arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 30th day of December, 2003

                                  MIRTRONICS INC.

                                  By:     /s/ MARK I. LITWIN
                                    ------------------------------------
                                             Mark I. Litwin,
                                               President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 30th day of December, 2003

                                     GENTERRA INVESTMENT CORPORATION

                                     By:     /s/ MARK I. LITWIN
                                       ------------------------------------
                                                Mark I. Litwin,
                                                  President

Signature

Dolgenos Newman & Cronin LLP
(Authorized representative in the United States for Mirtronics Inc. and Genterra
Investment Corporation)


By: /s/DENNIS P. MCCONNELL
Dennis P. McConnell, Member

December 30, 2003

                                        LIST OF EXHIBITS

          EXHIBIT
          NUMBER                                   DESCRIPTION                           PAGE
         ---------                                 -----------                           ----
          2.1        --    Amalgamation Agreement dated as of January 20, 2003
                             between Genterra Investment Corporation and Mirtronics Inc.(with exhibits)****
   */*    3.1(i)     --    Articles of Amalgamation of Genterra Inc.
   */*    3.1(ii)    --    By-Laws of Genterra Inc
          3.2(i)     --    Articles of Amalgamation dated October 4, 1988 between International Mirtone Inc.
                          and Ianjoy Investments Inc.*
          3.2(ii)    --    Articles of Amendment of International Mirtone Inc. dated February 21, 1990**
          3.2(iii)   --    Articles of Amendment of Mirtronics Inc. dated May 15, 1997**
          3.3(i)     --    Articles of Amalgamation dated April 30, 1999 between Genterra Investment
                            Corporation and Unavest Capital Corp**
          3.3(ii)    --    Articles of Amendment of Genterra Investment Corporation dated June 26, 2000**
          5          --    Opinion of Dolgenos Newman & Cronin LLP ******
          5(i)       --    Opinion of Irwin Singer ******
   */*    8          --    Opinion of KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP (included with this amendment)
          10(i)      --    140 Wendell 1st Mortgage dated January 2, 1975 Canada Life**
         10(ii)      --    140 Wendell 2nd Mortgage dated January 2, 1975 Royal Bank**
         10(iii)     --    Mortgage on Glendale dated December 18, 1996 Laurentian Bank of Canada**
         10(iv)      --    Genterra Investment Corporation Mortgage to Rallets Realty dated November 15, 1997**
         10(v)       --    Genterra Investment Corporation Loan to Aldergreen Estates dated July 20, 1998**
         10(vi)      --    Genterra Investment Corporation Loan to Rallets Realty dated June 17, 1999**
         21          --    Subsidiaries of Genterra Inc.*
   */*   23(i)       --    Consent of KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP (Toronto, Ontario)
         23(ii)      --    Consent of Dolgenos Newman & Cronin LLP (contained in Exhibit 5)******
         23(iii)     --    Consent of Corporate Valuation Services to the inclusion of, and references to, its opinion and report ******
         23(iv)      --    Consent of Irwin Singer to the inclusion of, and references to, his opinion ******
         24          --    Power of Attorney*


         ---------

        */*   Included with this submission

         * Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4, Registration No. 333-103743 filed with the Commission on March 11, 2003, which is incorporated herein by reference.

         ** Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4/A Registration No. 333-103743 filed with the Commission on April 2, 2003, which is incorporated herein by reference.

         *** Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4/A Registration No. 333-103743 filed with the Commission on June 17, 2003, which is incorporated herein by reference.

         **** Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4/A Registration No. 333-103743 filed with the Commission on August 26, 2003, which is incorporated herein by reference.

        ***** Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4/A Registration No. 333-103743 filed with the Commission on Octocer 3, 2003, which is incorporated herein by reference.

        ****** Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4/A Registration No. 333-103743 filed with the Commission on December 11, 2003, which is incorporated herein by reference.